                                                                EXHIBIT NO. 1(b)
                            CASH RESERVES PORTFOLIO
                       Amendment of Amended and Restated
                              Declaration of Trust

     The undersigned, being a majority of the Trustees of Cash Reserves Portfolio, a trust established pursuant to a Declaration of Trust dated as of May 23, 1989 and amended and restated as of December 13, 1989 (the "Declaration of Trust"), hereby amend the Declaration of Trust by adding the following at the end of paragraph (a) of Section 10.4 of the Declaration of Trust:

     "Notwithstanding any other provision hereof, this Declaration may be amended by an instrument in writing, without a meeting, signed by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose laws shall be the governing low hereof, (ii) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the laws of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Internal Revenue Code of 1986, as amended, or (C) to permit the transfer of Interests (or to permit the transfer of any other beneficial interests or shares in the Trust, however denominated), and (iii) in conjunction with any amendment contemplated by the foregoing clause (i) or the foregoing clause (ii) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (ii) or clause (iii) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees; provided, however, that unless effected in compliance with the provisions of the following paragraph (b), no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Interest in the Trust upon liquidation of the Trust."

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     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of March 15, 1990.

                                             /s/ Philip Coolidge
                                             ---------------------------------
                                                 Philip Coolidge
                                                 Trustee

                                             /s/ Walter E. Robb
                                             ---------------------------------
                                                 Walter E. Robb
                                                 Trustee

                                             /s/ Elliott J. Berv
                                             ---------------------------------
                                                 Elliott J. Berv
                                                 Trustee

                                             /s/ T. Dean Williams
                                             ---------------------------------
                                                 T. Dean Williams
                                                 Trustee


     The undersigned, being holders of all outstanding Interests in the Trust, do hereby consent to the foregoing amendment as of the date set forth above.

                                             LANDMARK PREMIUM FUNDS

                                         By: /s/ Philip Coolidge
                                             ---------------------------------
                                                 Philip Coolidge
                                                 Title: President

                                             THE LANDMARK FUNDS
                                             BROKER-DEALER SERVICES, INC.

                                         By: /s/ Philip Coolidge
                                             ---------------------------------
                                                 Philip Coolidge
                                                 Title: President


     The undersigned, being the sole holder of Shares of Beneficial Interest of Landmark Premium Funds, does hereby consent to the execution of the foregoing consent by landmark Premium Funds as of the date set forth above.

                                             THE LANDMARK FUNDS
                                             BROKER-DEALER SERVICES, INC.

                                         By: /s/ Philip Coolidge
                                             ---------------------------------
                                                 Philip Coolidge
                                                 Title: President

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                            CASH RESERVES PORTFOLIO
                    Second Amendment of Amended and Restated
                              Declaration of Trust

     The undersigned, being a majority of the Trustees of Cash Reserves Portfolio, a trust established pursuant to a Declaration of Trust dated as of May 23, 1989 and amended and restated as of December 13, 1989 and further amended as of March 15, 1990 (the "Declaration of Trust"), hereby, pursuant to paragraph (a) of Section 10.4 of the Declaration of Trust, amend the Declaration of Trust by adding the following at the end of Section 6.3 thereof:

     "The second sentence of Section 6.1 hereof shall not be construed to limit the authority of the Trustees, pursuant to Section 3.4 hereof or this
     Section 6.3, or otherwise, to authorize the purchase of Interests without a vote of the Holders, Provided that the purchaser is a regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, and is not an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership."

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of February 3, 1994, at Nassau, The Bahamas.

                                             /s/ Elliott J. Berv
                                             ---------------------------------
                                                 Elliott J. Berv
                                                 Trustee

                                             /s/ Philip Coolidge
                                             ---------------------------------
                                                 Philip Coolidge
                                                 Trustee

                                             /s/ Walter E. Robb
                                             ---------------------------------
                                                 Walter E. Robb
                                                 Trustee